UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 6, 2012

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS		77002
(Address of Principal Executive Offices)		(Zip Code)

(713) 821-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2012, Enbridge Energy Partners, L.P., referred to herein as “we”, “our” or “the Partnership”, amended and restated the partnership agreement of our subsidiary, Enbridge Energy, Limited Partnership (“EELP”), to create a new series of partnership interests, which are referred to as the Series ME partnership interests. Such series of partnership interests will be used to fund the development, construction, financing, ownership and operation of certain projects to expand the capacity of the Lakehead System to alleviate bottlenecks and meet increased demand for pipeline capacity (the “Mainline Expansion Project”). In connection with entry into the Fifth Amended and Restated Agreement of Limited Partnership of Enbridge Energy, Limited Partnership, we have entered into a contribution agreement dated December 6, 2012, by and among Enbridge Energy Company, Inc. (“EECI”), our general partner, Enbridge Pipelines (Mainline Expansion) L.L.C., EELP, the Partnership and Enbridge Pipelines (Lakehead) L.L.C. (the “Contribution Agreement”). EECI will indirectly own 60% of the Series ME partnership interests. We and our affiliates will own 40% of the Series ME partnership interests. We also have an option, exercisable prior to June 30, 2013, for the Partnership to require EECI to purchase up to 15% of the Series ME partnership interests from us and our affiliates, and we have an additional option to acquire up to 15% of the Series ME partnership interests held at the time from EECI for a period of twelve months following the in-service date of the last of the Mainline Expansion Project. The foregoing discussion is qualified in its entirety by reference to the Fifth Amended and Restated Agreement of Limited Partnership of Enbridge Energy, Limited Partnership, entered into by us, EECI, Enbridge Pipelines (Lakehead) L.L.C., Enbridge Pipelines (Wisconsin) Inc., Enbridge Pipelines (Eastern Access) L.L.C., Enbridge Pipelines (Mainline Expansion) L.L.C. and Enbridge Pipelines (Alberta Clipper) L.L.C., and together with the exhibits thereto, which is attached to this report as Exhibit 10.1. The foregoing discussion of the Contribution Agreement is qualified in its entirety by reference to the Contribution Agreement which is attached to this report as Exhibit 10.2.

Item 7.01. Regulation FD Disclosure.

On December 6, 2012, we issued a press release announcing certain expansions of our crude oil mainline pipeline system and our plans to invest in a program to expand access to markets for growing volumes of North Dakota and Western Canada light oil production. Our additional investment beyond previously announced plans is expected to be approximately $3.4 billion, subject to adjustment upward or downward through the options that the Partnership retains under the joint funding arrangement for Eastern Access and the Mainline Expansion Projects. The program includes the Mainline Expansion Project, as well as the Sandpiper Project which will expand and extend our North Dakota feeder system and involves (i) an expansion of the Bakken takeaway capacity of the North Dakota System by 225,000 bpd to a total of 580,000 bpd, with a target in service date of early 2016; and (ii) the construction of a 600-mile 24-inch diameter line from Beaver Lodge, North Dakota to the Superior, Wisconsin mainline system terminal, twinning the existing 210,000 bpd North Dakota System mainline, which now terminates at Clearbrook Terminal in Minnesota, adding 225,000 bpd of capacity on the twin line between Beaver Lodge and Clearbrook and 370,000 bpd between Clearbrook and Superior. The program also includes a further upsizing of the Line 6B component of the Eastern Access mainline expansion project to permit additional deliveries of light oil to eastern Canada.

The above description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated herein by reference.

Item 8.01. Other Events.

On December 6, 2012, we issued a press release announcing certain expansions of our crude oil mainline pipeline system and our plans to invest in a program to expand access to markets for growing volumes of North Dakota and Western Canada light oil production. The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

	By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner

Date: December 6, 2012	By:	/s/ Stephen J. Neyland
Stephen J. Neyland
Vice President, Finance
(Principal Financial Officer)

Index of Exhibits

Exhibit No.	Description
10.1	Fifth Amended and Restated Agreement of Limited Partnership of Enbridge Energy, Limited Partnership
10.2	Contribution Agreement
99.1	Press Release of Enbridge Energy Partners, L.P. dated December 6, 2012